Exhibit 10.5
Statement of Work No. 5 to Goods Agreement ROC-P-68
Base Agreement ROC-P-68
SOW# 4907RL0149
This Statement of Work #5 (“SOW”) adopts and incorporates by reference the terms and conditions of Goods Agreement, as amended, # ROC-P-68 (“GA”) between International Business Machines Corporation (hereinafter “Buyer”) and Brocade Communications Systems, Inc with offices at 1745 Technology Drive, San Jose, CA 95110 and Brocade Communications Switzerland, SarL, with an office located at 29 Route de l’Aeroport, Case Postale 105, CH-1215, Geneva 15, Switzerland (individually and collectively hereinafter “Supplier”). This SOW is effective beginning on April 2, 2007 (“Effective Date”). For the purposes of interpreting this SOW only, any conflicting, additional or different terms contained in this SOW will be deemed to supersede and replace those in the GA.
WHEREAS, the parties wish to amend the Agreement to allow Buyer to license Supplier’s courseware materials for direct license;
WHEREAS, Supplier offers certain educational and training classes for Supplier products and services. Buyer desires to integrate certain Supplier training class materials into Buyer’s own educational and training classes. Subject to the terms and conditions of the Agreement, Supplier and Buyer agree as follows:
THEREFORE, in consideration of the above and the other respective promises of the parties set forth herein, the parties hereto agree as follows and such agreement is incorporated into the Agreement.
DIRECT LICENSE OF SUPPLIER TRAINING MATERIALS
1. Term and Termination.
     A. Term. This SOW will commence on the Effective Date and will remain in full force and effect for a term of [**], unless earlier terminated as set forth in the Goods Agreement or this SOW.
     B. Termination for Convenience. Either party may terminate this SOW, in whole or in part, for any or no reason upon one hundred eighty (180) days prior written notice to the other party.
     C. Termination for Cause. If either party defaults in the performance of any material provision of this SOW, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) business days (“Cure Period”), the SOW will be terminated. If the non-defaulting party gives such notice and the default is not cured during the Cure Period, then the non-defaulting party may terminate this SOW by written notice effective immediately at the end of the Cure Period.
     D. Effect of Termination. In addition to any payment or confidentiality obligations, the provisions of this SOW that naturally survive will survive the termination or expiration of this SOW for any reason. All other rights and obligations of the parties will cease upon termination of this SOW. Buyer will return to Supplier, or ensure the destruction of, all copies of the Training Materials and any other confidential information disclosed under this SOW.
2. Limited License to Supplier Training Materials.
     A. Subject to the terms of this Agreement and the fees listed in Exhibit 1A, Supplier grants Buyer a non-exclusive perpetual license under Supplier’s copyrights to use, reproduce, modify, display, prepare derivative works, and distribute the Supplier training class materials and derivative works of same listed on Exhibit 1A hereto (“Training Materials”), solely to the extent necessary for Buyer to provide training on Supplier products and services. Supplier reserves all rights not expressly granted herein, and no other licenses are granted by implication, estoppel, or otherwise. Buyer agrees

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Form Title: Licensed Works Agreement Statement of Work	Page 1 of 5	Form Release: 8/98
(LWA_SOW)
Form Owner: Global Procurement		Revision: 2/06

Statement of Work No. 5 to Goods Agreement ROC-P-68
Base Agreement ROC-P-68
SOW# 4907RL0149
that the foregoing license does not grant to Buyer any title or other right of ownership to the Training Materials, in whole or in part.
     B. Restrictions. If Buyer modifies any content in the Training Materials, Buyer shall remove all Supplier trademark, copyright, patent, and notices of other proprietary rights (“Marks”) included with such modified content.
     C. Translation. Supplier will provide Buyer with the Training Materials in US English. Buyer will be responsible for translating the Training Materials as necessary.
3. Expenses. Buyer is solely responsible for all expenses incurred in modifying, reproducing and using the Training Materials. At Buyer’s request, Supplier may assist Buyer with the integration of the Training Materials into Buyer’s training materials at a fee to be determined by Supplier at Supplier’s sole discretion.
4. Liability. The parties agree that Supplier shall have no liability for errors introduced by Buyer into any portion of the Training Materials in the process of modifying, reproducing and using such portion, and Buyer agrees to indemnify Supplier for all costs relating to any such errors.
5. Changes to Training Materials. From time to time, Supplier may provide updates to the Training Materials (“Updates”) in its sole discretion at no additional charge to Buyer. Any Updates shall be forwarded via CD media to the assigned Buyer contact. Buyer shall not be required to replace or supplement the Training Materials with Updates, provided however that Supplier shall have no liability for any use by Buyer of the Training Materials without such Updates provided by Supplier to Buyer.
6. Additional Terms.
     A. Course Descriptions
Descriptions for the Course Materials shall be set forth in Exhibit 1A, and any new exhibits agreed by the parties and attached to this Agreement.
     B. Verify Authorship
Supplier will maintain records to verify authorship of Training Materials for [**] after the termination or expiration of this SOW. On request, Supplier will deliver or otherwise make available this information in a form specified by Buyer.
     C. Importation Requirements
If applicable, Supplier will provide to Buyer on the commercial invoice:
     1. the Harmonized Tariff Code of the importing country for Training Materials; and
     2. an invoice description that provides enough detail to verify the categorical classification of Training Materials.
     D. Technical Support
Supplier will make available a member of Brocade Education Services’s curriculum development team via telephone during reasonable US business hours at no additional charge during the term of the Agreement.
     E. Marketing Support
Supplier will provide at least [**] on the features, functionality, operation, and use of the Training Materials to Buyer. [**]. Such training session shall be provided via the internet, phone, in person, or as otherwise agreed to by the parties and shall be provided at no charge to Buyer. Additional training sessions may be requested by Buyer, details of such request will be agreed to by the parties in an amendment to this SOW.
     F. Direct Marketing
Supplier will not conduct any direct marketing to Buyer’s personnel whom Buyer grants access to Supplier’s Training Materials without Buyer’s prior written consent. In addition, Supplier will not contact other Buyer organizations or geographies for the purpose of marketing Supplier’s services or products without contacting the Buyer’s Technical Coordinator as stated in this SOW in advance to review, coordinate, and approve any such proposed marketing activity.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Form Title: Licensed Works Agreement Statement of Work	Page 2 of 5	Form Release: 8/98
(LWA_SOW)
Form Owner: Global Procurement		Revision: 2/06

Statement of Work No. 5 to Goods Agreement ROC-P-68
Base Agreement ROC-P-68
SOW# 4907RL0149
     G. Press Release
Supplier will not provide any information to the media, or issue any press releases or other publicity, regarding this Agreement or the parties’ relationship under it, without Buyer’s prior written consent.
     H. Use of Data
Supplier shall use the data it receives from Buyer or Buyer’s customer, or as otherwise received in support of this SOW, only for the purposes as permitted for in the Base Agreement and this SOW.
     I. Payment of Fees
Buyer shall pay fees to Supplier as detailed in Exhibit 1A of this SOW. Supplier will invoice Buyer, in accordance with the instructions on the Buyer Purchase Order, for any fees due Supplier pursuant to this SOW. Buyer will pay Supplier’s invoice, in US Dollars, within [**] of receipt of Supplier’s accepted invoice by Buyer. Such fees will be less refunds and adjustments, if any, in accordance with Buyer’s Customer Satisfaction Policy. Upon reasonable notice to Supplier, Buyer reserves the right to reasonably change the method and timing of payments to accommodate its worldwide operations.
     J. End User Relationship
Buyer will manage the relationships and process all billings to the end users for all Training Materials provided under this SOW.
     K. Pricing
Buyer shall have full freedom and flexibility in pricing the Training Materials for Buyers end users.
     L. Future Business
The execution of this SOW is no guarantee of future business. Neither party makes any representation or guarantee as to the success, if any, of any course, program, or other offering, contemplated herein.
Buyer will grant individual users access to Supplier’s Training Materials on a per user basis. The decision to grant (or not grant) users access to the Training Materials is at Buyer’s sole discretion. Buyer makes no representations or guarantees as to the number of individuals granted access to the Training Materials or the amount of fees that will be paid to Supplier under the Agreement.
     M. Communications
All communications between the parties will be carried out through the following designated coordinators. All notices required in writing under this Agreement will be made to the appropriate contact listed below at the following addresses and will be effective upon actual receipt. Notices may be transmitted electronically, by registered or certified mail, or courier. All notices, with the exception of legal notices, may also be provided by facsimile.

Business Coordinators
FOR SUPPLIER		FOR BUYER
Name	[**]	Name	[**]
Title	[**]	Title	[**]
Address	[**]	Address	[**]
Phone	[**]	Phone	[**]
Fax		Fax	[**]
E-mail	[**]	E-mail	[**]

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Form Title: Licensed Works Agreement Statement of Work	Page 3 of 5	Form Release: 8/98
(LWA_SOW)
Form Owner: Global Procurement		Revision: 2/06

Statement of Work No. 5 to Goods Agreement ROC-P-68
Base Agreement ROC-P-68
SOW# 4907RL0149

Technical Coordinators
FOR SUPPLIER		FOR BUYER
Name	[**]	Name	[**]
Title	[**]	Title	[**]
Address	[**]	Address	[**]
Phone	[**]	Phone	[**]
Fax		Fax	[**]
E-mail	[**]	E-mail	[**]
     N. Electronic Commerce
To initiate electronic transfer of payments associated with this SOW, Supplier has completed the form entitled “Authorization for Electronic Funds Transfer” and such form is recorded with Buyer.
     O. Entire Agreement
The Base Agreement and this SOW comprise the complete understanding between the parties concerning the subject matter hereof, and supersede any prior or contemporaneous agreements or understandings, whether oral or written, regarding the subject matter of the Agreement. There are no conditions, understandings, agreements, representations, or warranties between the parties, whether expressed or implied, which are not specified herein. This SOW may only be modified by a written document executed by the parties hereto.
     P. Survival
Those terms which by their nature extend beyond the term of this SOW will remain in effect after the termination of this SOW until fulfilled, and apply to both parties and their respective successors and assignees.
     Q. Reservation of Rights. All right, title and interest in and to any intellectual property embodied within the Training Materials will remain with Supplier. Supplier hereby reserves all rights not explicitly granted herein.

ACCEPTED AND AGREED TO:		ACCEPTED AND AGREED TO:
International Business Machines Corporation		Brocade Communication Systems, Inc.

By: /s/ Malcolm McDonald	4/26/07	By: /s/ Tom Buiocchi

Buyer Signature	Date	Supplier Signature	Date
Malcolm McDonald			4/26/07

Printed Name		Printed Name
Malcolm McDonald		Tom Buiocchi

Title & Organization		Title & Organization
Team Lead – OEM Storage Procurement		VP, WW Marketing and Support

Buyer Address:		Supplier Address:
3039 E. Cornwallis Road		1745 Technology Drive
PO Box 12195		San Jose, CA 95110
Research Triangle Park, NC 27709		USA
USA

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Form Title: Licensed Works Agreement Statement of Work	Page 4 of 5	Form Release: 8/98
(LWA_SOW)
Form Owner: Global Procurement		Revision: 2/06

Statement of Work No. 5 to Goods Agreement ROC-P-68
Base Agreement ROC-P-68
SOW# 4907RL0149
EXHIBIT 1A
COMPANY LICENSE TO SUPPLIER TRAINING MATERIALS
The following Training Material is licensed by Supplier to Company subject to the terms of this Agreement and payment of the fees listed below:
Training Materials:
[**]
Fee for Training Materials: $[**]
Description
This Web-based training course provides the technical and process information needed to implement, deploy, and manage the [**]. Online recorded modules introduce the main concepts with a minimum of theory and a maximum of practical applications. Online demonstrations and simulations provide examples of the tasks described.
Audience
This course is for switch administrators, system integrators, support personnel, and anyone responsible for implementing the [**].
Duration
This course is designed for [**].
Objectives
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Form Title: Licensed Works Agreement Statement of Work	Page 5 of 5	Form Release: 8/98
(LWA_SOW)
Form Owner: Global Procurement		Revision: 2/06